Exhibit 10.9

BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this “Agreement”), dated as of September 24, 2025, is made and entered into by and between Kodiak AI, Inc., a Delaware corporation (and successor-in-interest to Ares Acquisition Corporation II, a Cayman Islands exempt company, by way of domestication) (the “Purchaser”), and Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the “Sponsor”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Business Combination Agreement.

WHEREAS, pursuant to the terms of the Business Combination Agreement, dated as of April 14, 2025, by and among the Purchaser, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), and Kodiak Robotics, Inc., a Delaware corporation (the “Company”), among other transactions: (a) the Purchaser, Merger Sub and the Company intend to consummate a business combination; and (b) the parties intend to take all necessary action such that, effective as of the Closing, the Purchaser’s Board will be structured as set forth in Section 7.17 of the Business Combination Agreement; and

WHEREAS, effective as of the Closing, the Purchaser desires to provide the Sponsor with the right to nominate an observer (the “Observer”) to the Purchaser’s board of directors (the “Board”) to attend, at the Observer’s option, subject to the limitations set forth in this Agreement, meetings of the Board and each committee of the Board on which independent directors of the Board serve or observe (“Independent Committees”), as further set forth in this Agreement.

NOW, THEREFORE, the parties to this agreement agree as follows:

1. Board Observer Rights. Following the Closing:

(a) The Purchaser shall cause one person designated by the Sponsor to be appointed as a non-voting observer to the Board, and whom the Sponsor shall have the right to designate and replace from time to time in its sole discretion.

(b) Subject to the limitations set forth in Section 1(d), the Purchaser shall invite the Observer to attend, in a non-voting observer capacity, all meetings of the Board and any Independent Committee (including telephonic or videoconference meetings). The Observer shall have the right to speak at and participate in such meetings, but in no event shall the Observer: (i) be deemed to be a member of the Board or any Independent Committee; (ii) have the right or obligation to vote on any matter under consideration by the Board or any Independent Committee or otherwise have any power to cause the Purchaser or any of its Subsidiaries to take, or not to take, any action; (iii) have or be deemed to have, or otherwise be subject to, any duties, fiduciary or otherwise, to the Purchaser or its stockholders or any duties, fiduciary or otherwise; or (iv) have any right or possess any authority to bind the Purchaser or any of its Subsidiaries in any way whatsoever.

(c) Subject to the limitations set forth in Section 1(d), as a non-voting observer to the Board and each Independent Committee, concurrently with delivery to the directors of the Purchaser and in the same manner delivery is made to them, the Observer will also be provided copies of all notices, agenda, minutes, consents, resolutions and all other materials or information, financial or otherwise, that are provided to all of the directors of the Board of an applicable Committee, including with respect to any Board or Independent Committee meeting or any written consent in lieu of a Board or Independent Committee meeting. If a meeting of the Board or a meeting of an Independent Committee is conducted via telephone or other electronic medium, the Observer may attend such meeting via the same medium. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum.

(d) In no event will the Observer be entitled to be present at, or participate in, any Board or Independent Committee meeting or portion thereof (or receive any related materials): (i) to the extent reasonably necessary to preserve attorney-client privilege or work product privilege between Purchaser and its subsidiaries and its counsel or to comply with law; (ii) to the extent the Board or a committee will discuss or present on transactions or other matters where there is a conflict of interest with the Observer or the Sponsor; (iii) where the Board is planning to discuss or present on any information that is highly confidential or subject to trade secret; or (iv) where the non-Independent Committee directors are not invited to attend, unless the chair of the applicable Independent Committee invites the Observer to such meeting or portion thereof. The exclusions set forth in this Section 1(d)(i) through (iii) shall only apply to such portion of any meeting or materials: (x) as is necessary to preserve attorney-client privilege or work product privilege; or (y) that relate to a matter in respect of which an actual conflict of interest as described in clause (ii) exists or where discussion of such highly confidential or trade secret information as described in clause (iii) is expected to be discussed. The Purchaser will use commercially reasonable efforts to make arrangements (including redacting information or making substitute disclosure arrangements) that would enable participation by, or delivery of materials to, the Observer without jeopardizing privilege, creating a conflict of interest or providing such highly confidential or trade secret information.

(e) The Company shall reimburse the Observer for all reasonable and documented out-of-pocket expenses incurred by the Observer in connection with attending meetings of the Board or any committee of the Board or any matter which the Observer undertakes on behalf of the Purchaser. The reimbursement of expenses in accordance with this Section 1(e) shall be paid in accordance with Purchaser’s policies and practices with respect to director expense reimbursement then in effect, but in any event no later than 30 days after the submission of a request for reimbursement.

2. Confidential Treatment of Purchaser Information. Sponsor agrees not to, and to direct its Representatives receiving Confidential Information (including the Observer) not to, disclose any Confidential Information to any person other than: (a) the Purchaser and its Representatives; (b) Sponsor’s Representatives who need to know such Confidential Information, have been informed of the confidential nature of Confidential Information and have agreed to keep such information confidential; (c) to the extent required by Law, Governmental Authority or self-regulatory authority (including to comply with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, inspection, deposition, administrative proceeding, audit, formal or informal investigation or similar process), provided that in any such event, to the extent legally permissible and practicable under the circumstances, Sponsor and its Representatives will notify Purchaser of such requirement(s) so that Purchaser may, at its expense, seek an appropriate protective order or similar relief; or (d) with the Purchaser’s prior written consent. In the case of clause (c), the Sponsor will reasonably cooperate, at Purchaser’s expense, with Purchaser’s efforts (if any) to seek an appropriate protective order. “Confidential Information” means any nonpublic information about the Purchaser or its Affiliates furnished by or on behalf of the Purchaser or any of its Representatives to the Sponsor or its Representatives in connection with the rights granted under this Agreement (including by virtue of the right to designate an Observer pursuant to this Agreement). Notwithstanding the foregoing: “Confidential Information” does not include information that: (A) is or becomes generally available to the public other than as a result of a disclosure by the Sponsor or its Representatives in violation of this Agreement or any other binding confidentiality obligation; (B) is or was available to Sponsor or its Representatives on a non-confidential basis prior to its disclosure to the Sponsor or its Representatives; (C) was or becomes available to Sponsor or its

Representatives from a source other than Purchaser or its Representatives that was not known to Sponsor or its applicable Representative, at the time of receipt of the relevant information, to be bound by a confidentiality obligation to the Purchaser or its controlled Affiliates; or (D) is or was independently developed by Sponsor or its Representatives without use of Confidential Information. Nothing in this Agreement shall prevent use of the Confidential Information in connection with the assertion or defense of any claim involving or relating to the Observer acting in his or her capacity as an Observer or the Sponsor in its capacity as an “Appointing Stockholder” (as such term is defined in the Indemnification Agreement) by or against Purchaser or any stockholder of the Purchaser. The Observer and Purchaser will enter into a joinder agreement to this Agreement in the form attached to this Agreement as Exhibit B.

3. Securities Law Compliance. Sponsor acknowledges that Confidential Information may contain or constitute material non-public information concerning the Purchaser and its controlled Affiliates. Sponsor acknowledges its obligations under the U.S. federal securities laws, including with respect to the prohibition of any person in possession of material non-public information about a company: (a) from purchasing or selling, directly or indirectly, securities of such company; or (b) from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of such company. Sponsor agrees that it and the Observer will be subject to, and will comply with, the Purchaser’s policy with respect to insider trading (the “Insider Trading Policy”). The Purchaser agrees to advise Sponsor if any open trading window (as may be described in the Insider Trading Policy) is not opened, is closed early or if any special blackout period is applied in accordance with the terms of such policy and shall further provide Sponsor and the Observer with any and all notices under or in connection with the Insider Trading Policy as are provided to directors on the Purchaser’s Board.

4. Attorney Client Privilege. To the extent that any Confidential Information includes material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties agree that: (a) they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the disclosure of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege; and (b) any such Confidential Information shall remain entitled to all protection under these privileges, this Agreement, and under the joint defense doctrine. Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

5. No Restriction on Activities.

(a) To the fullest extent permitted by law, none of the Sponsor, the Observer or their respective Affiliates (each, an “Identified Person” and collectively, the “Identified Persons”) shall have any duty to refrain from directly or indirectly: (i) engaging in the same or similar business activities or lines of business in which the Purchaser or any of its Affiliates now engages or proposes to engage; or (ii) otherwise competing with the Purchaser or any of its Affiliates. To the fullest extent permitted by law, no Identified Person shall be liable to the Purchaser or its stockholders or to any Affiliate of the Purchaser for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Purchaser renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Purchaser or any of its Affiliates, except as provided in clause (b), below. Subject to clause (b), below, and to the fullest extent permitted by law, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for such Identified Person and the Purchaser or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the

Purchaser or any of its Affiliates and shall not be liable to the Purchaser or its stockholders or to any Affiliate of the Purchaser for breach of any fiduciary duty as a stockholder or Observer of the Purchaser solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for such Identified Person, offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Purchaser or any Affiliate of the Purchaser. The parties to this Agreement acknowledge and agree that any such duties of the Observer with respect to the foregoing are expressly disclaimed pursuant to Section 1(b) of this Agreement.

(b) The Purchaser does not renounce its interest in any corporate opportunity offered to the Observer if such opportunity is expressly offered to the Observer solely in his or her capacity as an observer, and the provisions of clause (a) shall not apply to any such corporate opportunity.

(c) In addition to and notwithstanding the foregoing provisions of this Section 5, a corporate opportunity shall not be deemed to be a corporate opportunity for the Purchaser or its Affiliates if it is a business opportunity that: (i) the Purchaser is neither financially or legally able, nor contractually permitted, to undertake; (ii) from its nature, is not in the line of the Purchaser’s business or is of no practical advantage to the Purchaser; or (iii) is one in which the Purchaser has no interest or reasonable expectancy.

(d) Solely for the purposes of this Section 5:

(i) “Affiliate”, in respect of Sponsor, means any Person that, directly or indirectly, is controlled by Sponsor, controls Sponsor or is under common control with Sponsor (for the elimination of doubt, excluding Purchaser and any entity controlled by the Purchaser).

(ii) “Sponsor” means the Sponsor, its Affiliates and any investment funds, vehicles or accounts affiliated with, managed by or advised by Ares Management LLC or any of its Affiliates and their respective successors.

(iii) “Affiliate”, in respect of the Observer, means, in addition to the Sponsor and its Affiliates and the persons specified in clause (iv), below, any Person that, directly or indirectly, is controlled by the Observer (for the elimination of doubt, excluding Purchaser and any entity controlled by the Purchaser).

(iv) “Affiliate”, in respect of the Sponsor or the Observer, includes: (a) any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of Sponsor or any of its Affiliates (for the elimination of doubt, excluding the Purchaser and any entity that is controlled by the Purchaser); and (b) any funds, vehicles or accounts advised by Affiliates of the Sponsor.

(v) “Affiliate” in respect of the Purchaser, means any Person that, directly or indirectly, is controlled by the Purchaser.

6. Indemnification; Advancement of Expenses.

(a) The Observer shall be entitled to advancement of expenses and rights to indemnification from the Purchaser, and the Purchaser agrees to advance expenses to and indemnify the Observer, in each case to the same extent provided by the Purchaser to its directors. Purchaser shall offer Observer the opportunity to enter into an indemnification agreement at Closing, which shall be on the same form as the indemnification agreement offered to the Purchaser’s directors at the Closing, which form is attached hereto as Exhibit A (the “Indemnification Agreement”).

(b) The foregoing rights to indemnification and advancement of expenses constitute third-party rights contractually extended to the Observer by the Purchaser and do not constitute rights to indemnification or advancement of expenses as a result of the Observer serving as a director, manager, officer, employee, or agent of the Purchaser. Any repeal or modification of this Section 6 or applicable Law shall not affect any rights or obligations then existing with respect to any state of facts or Legal Proceeding then existing. The Observer and his or her heirs, executors and administrators are express third-party beneficiaries of the rights granted to the Observer under this Section 6, and such rights shall inure to the benefit of the Observer and his or her heirs, executors and administrators.

7. Insurance. The Observer shall be entitled to liability insurance coverage against liability that may be asserted against or incurred by the Observer in his or her capacity as an Observer (whether such liability is asserted before, during or after the Observer’s term as an observer to the Board) to the same extent provided by the Purchaser to its directors against liability that may be asserted against or incurred by such director in his or her capacity as a director. Upon request, the Purchaser shall provide the Observer or his or her counsel with a copy of all directors’/officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials.

8. Term. Unless extended by mutual agreement of the Purchaser and the Sponsor, this Agreement shall terminate and be of no further force or effect upon the earlier to occur of: (a) mutual agreement of the Purchaser and the Sponsor; and (b) the commencement of the third annual meeting of stockholders of the Purchaser following the Closing. Notwithstanding the preceding sentence, the provisions of this sentence and Sections 5, 6, 7 and 9 through 16 shall survive indefinitely following the termination of this Agreement.

9. Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered, if delivered in person; (b) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received); (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (d) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, to the applicable party to this Agreement at the address of such party specified on the signature page of such party (or at such other address of a party to this Agreement as shall be specified by like notice).

10. No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties to this Agreement. No claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation of this Agreement or its subject matter, or the transactions contemplated by this Agreement shall be asserted against any Non-Party Affiliate. Except to the extent liable in such Person’s capacity as a party to this Agreement, no Non-Party Affiliates shall have any liability arising out of or relating to this Agreement, the negotiation of this Agreement or its subject matter, or the transactions contemplated by this Agreement, including: (a) with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement; (b) in respect of any written or oral representations made or alleged to be made in connection with this Agreement; (c) as expressly provided in this Agreement; or (d) for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation of this Agreement or the transactions contemplated by this Agreement. “Non-Party Affiliate” means: (x) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of each of the Sponsor and the Purchaser; and (y) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons referred to in the immediately preceding clause (x) (in the case of each of clause (x) and (y), other than the parties to this Agreement).

11. Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned (including by operation of law) without the prior written consent of the parties to this Agreement. Any assignment without such consent shall be null and void.

12. Specific Performance. The parties to this Agreement acknowledge and agree that irreparable damage may occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition to any other remedy to which such party is entitled at law or in equity, the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. If any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party waives the defense, that there is an adequate remedy at law. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such action.

13. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom (or, but only to the extent the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties irrevocably: (a) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding; (b) waives any objection such party may now or after this Agreement have to personal jurisdiction, venue or to convenience of forum; (c) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court; and (d) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any other court. Nothing in this Agreement shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 13.

14. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser and the Sponsor.

15. Entire Agreement. This Agreement and the documents or instruments referred to in this Agreement embody the entire agreement and understanding of the Parties in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained in this Agreement.

16. Miscellaneous. Sections 10.05 (Governing Law), 10.07 (Waiver of Jury Trial), 10.09 (Severability), 10.12 (Interpretation), 10.13 (Counterparts) and 10.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has hereto executed this Agreement as of the date first above written.

PURCHASER:

ARES ACQUSITION CORPORATION II

By:	/s/ Allyson Satin
Name:	Allyson Satin
Title:	Chief Operating Officer

Address for Notices (prior to the Closing):

Ares Acquisition Corporation 245 Park Avenue, 44th Floor
New York, New York 10167
Attn: Allyson Satin; Anton Feingold; Eric Waxman
Email: [***]

and

Ares Acquisition Corporation II 2000 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067
Attn: Allyson Satin; Anton Feingold; Eric Waxman
Email: [***]

Address for Notices (following the Closing):

Kodiak AI, Inc. 1045 Terra Bella Ave
Mountain View, CA 94043
Attn: Chief Legal Officer
Email: [***]

With copy (which shall not constitute notice) to:

650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Melissa Rick; Austin March
E-mail: [***]

[Signature Page to Board Observer Agreement]

IN WITNESS WHEREOF, the undersigned has hereto executed this Agreement as of the date first above written.

SPONSOR:

ARES ACQUSITION HOLDINGS II LP

By:	/s/ Allyson Satin
Name:	Allyson Satin
Title:	Authorized Signatory

Address for Notices:

Ares Acquisition Holdings II LP 2000 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067
Attn: Allyson Satin; Anton Feingold; Eric Waxman
Email: [***]

With a copy to (which shall not constitute notice) to:

Kirkland & Ellis LLP 2049 Century Park East, Suite 3700
Los Angeles, California 90067
Attn: Monica J. Shilling, P.C.; F. Walton Dumas
Email: [***]

[Signature Page to Board Observer Agreement]

Exhibit A

Form of D&O Indemnification Agreement

KODIAK AI, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of September 24, 2025, and is between Kodiak AI, Inc., a Delaware corporation (the “Company”), and ____________________ (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company substantially benefits the Company.

B. Individuals are reluctant to serve as directors, observers or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director, observer or officer without additional protection.

D. In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation (as may be amended from time to time, the “Certificate of Incorporation”) and bylaws(as may be amended from time to time, the “Bylaws”), and any resolutions adopted pursuant to the Certificate of Incorporation and Bylaws (“Resolutions”). This Agreement shall not be deemed a substitute for the indemnification provided in the Certificate of Incorporation, Bylaws or any Resolutions, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee under the Certificate of Incorporation, Bylaws or any Resolutions.

The parties therefore agree as follows:

1. Definitions.

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement): (1) individuals who at the beginning of such period constitute the Company’s board of directors; and (2) any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity): (1) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; and (2) the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

(vi) For purposes of this Section 1(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, the term “Person” shall exclude: (i) the Company; (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company; and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, the term “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of: (i) the stockholders of the Company approving a merger of the Company with another entity; or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(3) “Corporate Status” describes the status of a person who is or was a director, observer, manager, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

(4) “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(5) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(6) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, observer, manager, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(7) “Expenses” include all reasonable and actually incurred attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of actual or deemed receipt of payment under this Agreement and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include: (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent; and (ii) for purposes of Section 13(c), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(8) “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(9) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, audit, administrative hearing or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of: (i) the fact that Indemnitee is or was a director, observer or officer of the Company; (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director, observer or officer of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, observer, manager, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(10) (A) Reference to “other enterprises” shall include employee benefit plans; (B) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (C) references to “serving at the request of the Company” shall include any service as a director, observer, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, observer, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; (D) a person who acted in good faith and in a manner they reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; and (E) references to “observer” shall mean an observer to the board of directors or equivalent governing body of the Company or any other Enterprise, as applicable.

2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter in such Proceeding, if Indemnitee: (a) acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; and (b), with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter in such Proceeding, if Indemnitee acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, if applicable law so provides, no indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged in a Final Disposition to be liable to the Company, unless and to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise, including as a result of dismissal) in the defense of any Proceeding or any claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, including as a result of dismissal, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by them or on their behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification of Appointing Stockholder. If: (a) Indemnitee is or was affiliated with one or more venture capital or private equity funds that has invested in the Company (an “Appointing Stockholder”); and (b) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding; and (c) the Appointing Stockholder’s involvement in the Proceeding: (i) arises primarily out of, or relates to, any action taken by the Company that was approved by the Company’s board of directors; and (ii) arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been, could have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Appointing Stockholder are the same or similar, then, to the extent permitted by applicable law, the Appointing Stockholder shall be entitled to all rights and remedies, including with respect to indemnification and advancement, provided to the Indemnitee under this Agreement as if the Appointing Stockholder were the Indemnitee. The rights provided to the Appointing Stockholder under this Section 5 shall be suspended during any period during which the Appointing Stockholder does not have a representative or observer on the Company’s board of directors. The Company and Indemnitee intend and agree that the Appointing Stockholder is an express third-party beneficiary of the terms of this Section 5.

6. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of their Corporate Status: (a) a witness in any Proceeding to which Indemnitee is not a party; (b) was made (or asked) to respond to discovery requests in any such Proceeding; or (c) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the activities described in clauses (a) through (c).

7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3 or 4 the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on their behalf in connection with the Proceeding or any claim, issue or matter in such Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(ii) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors and observers.

8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) except as provided in Section 16, for which (and solely to the extent that) payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, in either case as required under: (i) any clawback or compensation recovery policy adopted by the Company; or (ii) applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and/or the Securities Exchange Act of 1934, as amended (including, without limitation, any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable for such amounts (including pursuant to any settlement arrangements);

(d) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, observers, officers, employees, agents or other indemnitees, unless: (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation; (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (iii) otherwise authorized in Section 13(c); or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

9. Advances of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding prior to its Final Disposition, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee undertakes to repay any advance to the extent that it is ultimately determined by a court of competent jurisdiction in a final judicial decision from which there is no further right of appeal (a “Final Disposition”) that Indemnitee is not entitled to be indemnified by the Company. This Section 9 shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded under Section 8 of this Agreement, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8(b), 8(c) or 8(e) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

10. Procedures for Notification and Defense of Claim.

(a) Unless the Company is a co-defendant with Indemnitee, Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice of such matter. The written notification to the Company shall include, in reasonable detail, to the extent known, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay actually and materially prejudices the Company.

(b) If, at the time of the receipt of a notice of a Proceeding pursuant to the terms of this Agreement, the Company has directors’ and officers’ liability insurance in effect that may be applicable to the Proceeding, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, other than in connection with any Proceeding brought by or in the right of the Company, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by

Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s separate counsel to the extent: (i) the employment of separate counsel by Indemnitee is authorized by the Company; (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented; (iii) the Company is not financially or legally able to perform its indemnification obligations; or (iv) the Company shall not have retained, or shall not continue to retain, counsel to defend such Proceeding to which Indemnitee has consented in accordance with this clause (c). The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part of such Proceeding) without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(f) The Company shall not, without Indemnitee’s prior written consent, settle any Proceeding (or any part of such Proceeding) in a manner that: (i) imposes any penalty or liability on Indemnitee; or (ii) includes any admission of fault, guilt, or culpability of Indemnitee; provided that, to the extent such settlement does not include any admission of fault, guilt, or culpability of Indemnitee, Indemnitee’s prior written consent shall not be unreasonably withheld, conditioned, or delayed.

(g) To the fullest extent permitted by applicable law, the Company’s assumption of the defense of a Proceeding in accordance with Section 10(c) will constitute an irrevocable acknowledgement by the Company that any and all Expenses, judgements, fines and amounts paid in settlement in connection with such Proceeding are indemnifiable by the Company (including, to the fullest extent permitted by law, that the Indemnitee has met all applicable standards of conduct).

11. Procedures upon Application for Indemnification.

(a) To obtain indemnification, Indemnitee shall submit to the Company a written request, including in or with such written request such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the Final Disposition of the Proceeding. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, nor constitute a waiver by Indemnitee of any rights, in each case except to the extent such delay is actually prejudicial.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination with respect to Indemnitee’s entitlement to such indemnification shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee (unless the Indemnitee elects to have the determination made pursuant to Section 11(b)(ii), in which case the determination shall be made pursuant to Section 11(b)(ii)); or (ii) if a Change in Control shall not have occurred: (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors; (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors; or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law. Notwithstanding the foregoing, if the Company shall have assumed the defense of a Proceeding in accordance with Section 10(c), then pursuant to Section 10(g), to the fullest extent permitted by applicable law, the Company shall have determined that Indemnitee is entitled to indemnification under this Agreement and no further or contrary determination shall be made.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(b), the Independent Counsel shall be selected as provided in this Section 11(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising them of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person selected in accordance with this Section 11(c) shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(b) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel.

12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter in such Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that their conduct was unlawful.

(c) Neither the knowledge, actions nor failure to act of any other director, observer, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13. Remedies of Indemnitee.

(a) Subject to Section 13(d), in the event that: (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 9 or 13(c) of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11 of this Agreement within 90 days after the receipt by the Company of the request for indemnification; (iv) payment of indemnification pursuant to this Agreement is not made: (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification; or (B) with respect to indemnification pursuant to Sections 4, 6 and 14(c) of this Agreement, within 30 days after receipt by the Company of a written request for indemnification; or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee pursuant to this Agreement, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of their entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at their option, may seek an award in arbitration with respect to their entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a). The foregoing sentence shall not apply in respect of a proceeding brought by Indemnitee to enforce their rights under Section 4 of this Agreement, which may be brought at any time. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.

(b) Neither: (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct; nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 11 of this

Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 60 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 9.

(d) To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 11 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(e) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on: (i) the records or books of account of the Enterprise, including financial statements; (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties; (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors; or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 13(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have acted in good faith or met any other applicable standard of conduct.

14. Contribution.

(a) Whether or not the indemnification provided in this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose. The proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company shall indemnify and hold harmless Indemnitee from any claims of contribution which may be brought by officers, directors, observers or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, observers, officers, employees and agents) in connection with such events and transactions.

15. Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws, any agreement, a vote of stockholders or a Resolution, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth in this Agreement or the Certificate of Incorporation or Bylaws. Except as expressly set forth in this Agreement, no right or remedy conferred in this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth in this Agreement, the assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

16. Primary Responsibility. The Company acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by insurers or other entities that may provide: (a) personal or enterprise level insurance policies in the name or on behalf of; or (b) rights to indemnification in favor of, in the case of (a) or (b), Indemnitee from time to time (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Certificate of Incorporation or Bylaws, Resolutions, this Agreement or any other agreement between Indemnitee or its Appointing Stockholder and the Company and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. The Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 16. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Certificate of Incorporation or Bylaws, Resolutions or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Certificate of Incorporation or Bylaws, Resolutions or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 16.

17. No Duplication of Payments. Subject to Section 16, The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement (or for which advancement is provided under this Agreement) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

18. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, observers, managers, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably insured persons under such policy or policies in a comparable position.

19. Subrogation. Subject to Section 16, In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

20. Services to the Company. Indemnitee agrees to serve as a director, observer or officer of the Company or, at the request of the Company, as a director, observer, manager, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders their resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. Notwithstanding the foregoing, the Indemnitee shall continue to enjoy the benefits of this Agreement with respect to any continuing or subsequent positions and with respect to Indemnitee’s services in such position prior to Indemnitee’s resignation from such positions. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director, observer or officer of the Company, the Certificate of Incorporation or Bylaws or the DGCL or contract between the Company and such individual or its affiliates. No such document shall be subject to any oral modification of such document.

21. Duration. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, observer or officer of the Company or as a director, observer, manager trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable; and (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

22. Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

23. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired by such invalidity, illegality or unenforceability and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties to this Agreement; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by such provisions.

24. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it by this Agreement in order to induce Indemnitee to serve as a director, observer or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, observer or officer of the Company. To the extent permitted by law, the Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

25. Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter of this Agreement. Notwithstanding the foregoing sentence, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, Bylaws and Resolutions and applicable law.

26. Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties to this Agreement. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in their Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

27. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions of this Agreement; or

(b) if to the Company, to the attention of the Chief Legal and Policy Officer of the Company at 1049 Terra Bella Avenue, Mountain View, CA 94043, or at such other current address as the Company shall have furnished to Indemnitee, with a copy (which shall not constitute notice) to Melissa Rick, Wilson Sonsini Goodrich & Rosati, P.C., P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier); (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

28. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee irrevocably and unconditionally: (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery; and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

29. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

30. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

KODIAK AI, INC.

(Signature)

(Print name)

(Title)

[Indemnitee]

(Signature)

(Print name)

(Street address)

(City, State and ZIP)

Exhibit B

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder (“Joinder”) is executed on [•] by [•] (the “Observer”) pursuant to the terms of the Board Observer Agreement, dated September 24, 2025, by and between Kodiak AI, Inc. and Ares Acquisition Holdings II LP (the “Observer Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Observer Agreement.

Observer acknowledges agrees to be bound by the terms and conditions of the Observer Agreement as an “Observer” thereunder, and with respect to Sections 2 (Confidential Treatment of Purchaser Information), 3 (Securities Law Compliance), and 4 (Attorney Client Privilege) of the Observer Agreement, to the same extent as the Sponsor, in each case, with the same force and effect as if the Observer were originally a party to such agreement.

For so long as Observer is the designated observer of Sponsor under the Observer Agreement (and thereafter with respect to acts or occurrences during the period Observer was the designated observer of Sponsor with respect to reimbursement of expenses, indemnification and advancement of expenses and insurance matters), the Observer will be a third party beneficiary of the obligations of Kodiak AI, Inc. to the Observer under the Board Observer Agreement, including with respect to the right to meeting attendance, receipt of materials and reimbursement of expenses as provided for, and subject to the limitations set forth, in Section 1 (Board Observer Rights), indemnification and advancement of expenses as provided in Section 6 (Indemnification; Advancement of Expenses) and insurance coverage as provided in Section 7 (Insurance). In addition, in accordance with Section 3 (Securities Law Compliance), Kodiak AI, Inc. agrees to advise the Observer if any open trading window (as may be described in the Insider Trading Policy) is not opened, is closed early or if any special blackout period is applied in accordance with the terms of such policy and shall further provide the Observer with any and all notices under or in connection with the Insider Trading Policy as are provided to directors on Kodiak AI, Inc.’s Board.

In WITNESS WHEREOF, the parties have executed this Joinder as of the date first written above.

OBSERVER:

By:
Name:

ACKNOWLEDGED AND AGREED:

ARES ACQUISITION HOLDINGS II LP

By:
Name:
Title:

KODIAK AI, INC.

By:
Name:
Title:

(Signature Page to Joinder Agreement)